UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report: (Date of earliest event reported)  October 31, 2009

RF INDUSTRIES, LTD.
(Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000, San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 31, 2009, the Board of Directors of RF Industries, Ltd. (the “Corporation”) granted to James Doss, the Corporation’s Chief Financial Officer and Secretary, a ten-year option to purchase an aggregate of up to 90,000 shares of the Corporation’s common stock.  The options have an exercise price of $4.05, a price equal to the closing price of the Corporation’s common stock on October 30, 2009 (the last trading day before the options became effective).  The option granted to Mr. Doss shall vest and become exercisable in annual increments of 10,000 shares each, with the first increment of 10,000 shares vesting on October 31, 2010, and future increments of 10,000 shares vesting over each of the following eight years on October 31 of each such subsequent year; provided, however, that each increment of 10,000 shares shall only vest if Mr. Doss is still an employee of the Corporation on each vesting date.  The option was granted pursuant to the Corporation’s standard form of stock option agreement, as previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 4, 2009

By: /s/ Howard Hill Howard Hill President, Chief Executive Officer